EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the America Service Group Inc.
Registration Statement (Form S-8 No. 333-     ) pertaining to the Executive
Stock Option Plan for 75,000 shares of common stock, of our report dated
March 28, 1997, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                   Ernst & Young LLP

Nashville, Tennessee
May 6, 1997